EXHIBIT 99.1

Liquid Holdings Group Reports First Quarter 2014 Results

Annual Contract Value ("ACV") Grows 16% and Customer Base Grows 55% Sequentially

NEW YORK, May 13, 2014 (GLOBE NEWSWIRE) -- Liquid Holdings Group, Inc. (Nasdaq:LIQD) ("Liquid" or the "Company"), a provider of a single platform that integrates order, execution, and risk management as well as reporting and shadow NAV in the cloud for the financial services community, today reported results for the first quarter ended March 31, 2014.

Financial Highlights for the First Quarter of 2014

  ACV rose 16% quarter over quarter to $5.2 million
  Customer base grew 55% from December 31, 2013 to 119 customers
  Total contracted software units rose 16% from December 31, 2013 to 762 units
  Software services revenue increased 41% quarter over quarter to $1.3 million
  GAAP basic and diluted EPS of $(0.33)
  Adjusted basic and diluted EPS of $(0.20)

First Quarter 2014 Results

Software services revenue increased during the first quarter of 2014 to $1.3 million, or 41%, from $0.9 million in the fourth quarter of 2013. GAAP net loss for the first quarter of 2014 increased to $8.2 million, or $0.33 per basic and diluted share, compared to a net loss of $7.6 million, or $0.31 per basic and diluted share, in the fourth quarter of 2013. The net loss for the first quarter was due primarily to compensation expense of $3.6 million, depreciation and amortization of $1.8 million, computer related and software development of $1.0 million and professional fees of $1.0 million. Compensation expense included $1.4 million of share-based compensation. Depreciation and amortization was predominantly for amortization of acquisition-related intangible assets.

Excluding share-based compensation and amortization of acquisition-related intangible assets, both of which are non-cash expenses, as well as the related income tax effect of each, on a non-GAAP basis, adjusted net loss for the first quarter of 2014 was $5.0 million, or $0.20 per basic and diluted share, compared to an adjusted net loss of $3.8 million, or $0.16 per basic and diluted share, in the fourth quarter of 2013.

Cash used in operating activities totaled $5.8 million in the first quarter of 2014, compared to $4.5 million in the fourth quarter of 2013. Cash and cash equivalents totaled $2.3 million as of March 31, 2014. Additionally, the Company maintains $7.5 million in revolving credit arrangements with two of its largest stockholders. On May 2, 2014, the Company borrowed $1.0 million under these revolving credit arrangements for working capital and general corporate purposes.

Key Operating Metrics

  ACV totaled $5.2 million at the end of the first quarter of 2014, an increase of 16% from $4.5 million at the end of the fourth quarter of 2013. ACV represents the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which Annual Contract Value is reported, including contracts pursuant to which the Company is currently generating no revenue because its product has not yet been deployed to the customer. For more information about ACV, see "About Annual Contract Value" below.
  Liquid had 119 customers as of March 31, 2014 consisting of 76 customers contributing to GAAP revenue and 43 customers under contract and expected to contribute to future GAAP revenue. This compares to 77 customers as of December 31, 2013 consisting of 48 customers contributing to GAAP revenue and 29 customers under contract and expected to contribute to future GAAP revenue.
  Total software units rose to 762 units representing 629 units deployed and 133 units under contract as of March 31, 2014, an increase of 16% from a total of 656 units representing 517 units deployed and 139 units under contract as of December 31, 2013.

Recent Business Highlights

In March, the Company was recognized by the readers of leading hedge fund industry magazine Hedgeweek as the "Best Risk Management Software Provider" for 2014, reflecting Liquid's real-time risk capabilities, which allow clients to actively monitor analytics, P&L, and performance across multiple asset classes, portfolios, and fund structures, all from a single cloud-based solution.

In April, the Company announced it will be among the first group of approved service providers included in the FIS Group Ecosystem. FIS Group, an innovative leader in sourcing and building emerging manager portfolios, created the Ecosystem to assist talented entrepreneurial portfolio managers in the formation and strengthening of new asset management firms.

About Liquid Holdings Group

Liquid Holdings Group, Inc. (Nasdaq:LIQD) is a cloud-based technology and managed services provider to the global hedge fund and active trading markets. Liquid's solutions are delivered efficiently and securely through the cloud in a SaaS model. The Liquid platform was purpose built to manage the entire trade lifecycle by seamlessly integrating multi-currency, multi-asset trade order management and execution with real-time risk, portfolio management and shadow account reporting through a single solution. The Company offers the Liquid platform or any of its components on a subscription basis to hedge funds, asset managers, wealth management offices, family offices and financial institutions worldwide.

Headquartered in New York City, Liquid Holdings Group was formed in 2012. For more information, please visit www.liquidholdings.com.

LIQD-F

About Annual Contract Value

Liquid supplements its financial statements with a calculation of ACV, which represents, as of the end of any quarter for which ACV is reported, the estimated contract value of subscription payments payable to the Company during the next twelve months (or, in the case of subscription contracts where the remaining contract term is less than twelve months, the remaining value of such contracts) pursuant to subscription contracts existing at the end of the quarter for which ACV is reported, including contracts to which the Company is currently generating no revenue because our product has not yet been deployed to the customer.

Most of Liquid's revenues are generated from subscription contracts, which are paid monthly and typically have a minimum term of one year, with revenues recognized ratably over the term of the subscription contract. ACV is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") and should not be considered as an alternative to revenue or any other financial measures so calculated. Management uses this information as a basis for planning and forecasting core business activity for future periods and believes it is a helpful indicator of potential future revenue. However, the Company cautions readers that the Company's presentation of ACV may not be comparable to similar measures as disclosed by other companies, because other companies may calculate these measures differently. Additionally, our actual revenue may be lower or higher than ACV. ACV is a forward-looking estimate.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "will," "may," "could," "would," "should," "believe," "expect," "anticipate," "plan," "estimate," "target," "project," "intend," "continue," "potential," and similar expressions. These statements include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of investments by us in our business and capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, working capital needs and sources of liquidity and annual contract value.

Forward-looking statements are not guarantees of performance. These statements are based on our beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for and our ability to market our products and services, the expansion of product offerings through new applications or geographically, the timing and cost of investments by us in our business and planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. We urge you to refer to the risk factors and other disclosures included in our filings with the SEC.

Any forward-looking statements speak only as of the date of this release.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 2,323,943	$ 8,473,847
Notes receivable from related parties	246,085	--
Accounts receivable, net of allowance for doubtful accounts	700,401	425,196
Prepaid expenses and other current assets	314,921	388,612
Total current assets	3,585,350	9,287,655

Property and equipment, net	1,109,117	867,758

Other assets:
Notes receivable from related parties	413,543	--
Due from related parties	--	659,030
Deposits	586,146	540,653
Other intangible assets, net of amortization	9,771,015	11,505,853
Goodwill	13,182,936	13,182,936
Total other assets	23,953,640	25,888,472

TOTAL ASSETS	$ 28,648,107	$ 36,043,885

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 2,813,195	$ 3,503,590
Deferred income	--	4,350
Total current liabilities	2,813,195	3,507,940

Long-term liabilities:
Deferred rent	111,461	20,536

Total liabilities	2,924,656	3,528,476

Commitments and contingencies

Stockholders' equity:
Preferred stock	--	--
Common stock	2,477	2,448
Additional paid-in capital	119,921,653	118,510,671
Accumulated deficit	(93,022,520)	(84,857,911)
Treasury stock	(1,029,078)	(1,029,078)
Accumulated other comprehensive loss	(149,081)	(110,721)
Total stockholders' equity	25,723,451	32,515,409

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 28,648,107	$ 36,043,885

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2014	March 31, 2013
Revenues:
Software services	$ 1,282,332	$ 616,612
Brokerage activities	--	1,145,852
	1,282,332	1,762,464

Cost of revenues (exclusive of items shown separately below):
Software services	600,130	284,040
Brokerage activities	--	747,247
	600,130	1,031,287
Gross profit	682,202	731,177

Operating expenses:
Compensation	3,649,239	2,053,456
Consulting fees	221,625	324,229
Depreciation and amortization	1,778,372	1,824,342
Professional fees	992,664	576,547
Rent	429,046	290,694
Computer related and software development	1,020,312	435,652
Other	759,854	382,805
Total operating expenses	8,851,112	5,887,725
Loss from operations	(8,168,910)	(5,156,548)

Non-operating income (expense):
Unrealized loss on contingent consideration payable	--	(34,619)
Interest and other, net	4,301	9,877
Total non-operating income (expense)	4,301	(24,742)
Loss before income taxes	(8,164,609)	(5,181,290)
Income tax benefit	--	(71,975)
Net loss	(8,164,609)	(5,109,315)
Other comprehensive income (loss):
Foreign currency translation	(38,360)	14,559
Total comprehensive loss	$ (8,202,969)	$ (5,094,756)

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months	Three Months
	Ended	Ended
	March 31, 2014	March 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (8,164,609)	$ (5,109,315)
Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on contingent consideration payable	--	34,619
Depreciation and amortization expense	1,778,372	1,824,342
Share-based compensation	1,411,011	848,862
Share-based payments for consulting services	--	178,978
Other	109,296	16,205
Deferred taxes	--	(71,975)
Changes in operating assets and liabilities	(960,721)	(387,654)
NET CASH USED IN OPERATING ACTIVITIES	(5,826,651)	(2,665,938)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(292,562)	2,157,235

NET CASH PROVIDED BY FINANCING ACTIVITIES	--	3,300,000

Effect of exchange rate changes on cash	(30,691)	(5,179)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,149,904)	2,786,118

CASH AND CASH EQUIVALENTS - Beginning	8,473,847	1,380,078

CASH AND CASH EQUIVALENTS - Ending	$ 2,323,943	$ 4,166,196

LIQUID HOLDINGS GROUP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(Unaudited)

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP adjusted net loss and non-GAAP adjusted net loss per share. Non-GAAP adjusted net loss excludes share-based compensation and amortization of acquisition-related intangible assets, as well as the related income tax effect. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense, amortization of acquisition-related intangible assets and the related income tax effect, that are recurring and will be reflected in our financial results for the foreseeable future as well as non-recurring that we do not expect to report going forward. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

	Three Months	Three Months
	Ended	Ended
	March 31, 2014	March 31, 2013
Net loss	$ (8,164,609)	$ (5,109,315)
Share-based compensation[1]	1,411,011	1,027,840
Amortization of acquired intangibles[2]	1,727,165	1,799,570
Related income tax effect[3]	--	(71,038)
Adjusted net loss	$ (5,026,433)	$ (2,352,943)

Basic and diluted loss per share	$ (0.33)	$ (0.26)
Net effect of pro forma adjustment	0.13	0.14
Adjusted basic and diluted loss per share	$ (0.20)	$ (0.12)

Weighted average number of common shares outstanding during the period - basic and diluted	24,544,379	19,966,153

[1] Represents recurring share-based compensation expense, as well as non-recurring share-based compensation expense from the sale or transfer of common shares by the Company, its founders and certain employees that were below fair value or for no monetary consideration which were accounted for as share-based compensation in accordance with GAAP.
[2] Represents the amortization of acquisition-related intangible assets.
[3] Represents the tax effect on the reduction to share-based compensation and amortization in footnotes 1 and 2 above.
CONTACT: Investor Relations:

         Monica Gould,
         The Blueshirt Group
         +1 212 871-3927
         monica@blueshirtgroup.com

         Media Relations:

         Kim Hughes,
         The Blueshirt Group
         +1 415 516-6187
         kim@blueshirtgroup.com